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                                  EXHIBIT 10.33

                   TERMINATION AND CHANGE IN CONTROL AGREEMENT

        THIS AGREEMENT, dated as of September 12, 2001, is made by and between AML Communications, Inc., a Delaware corporation (the "Company"), and Jacob Inbar (the "Executive").

                                   WITNESSETH

               WHEREAS, the Board of Directors of the Company (the "Board") recognizes the valuable services of the Executive to the Company since its inception, and as such recognizes the need to compensate the Executive in case of termination.

               WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its stockholders to retain the services of the Executive in the event of a threat or occurrence of a Change in Control (as defined below) and to ensure his continued dedication and efforts in such event without undue concern for his personal financial and employment security.

               NOW THEREFORE, in consideration of the respective covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

1.      Terms of Agreement. This Agreement shall commence as of the date hereof.

2.      Definitions.

        2.1. Base Amount. For the purposes of this Agreement, "Base Amount" shall mean $185,000 or the Executive's annual base salary at the rate in effect immediately prior to the Termination, whichever is higher and shall include all amounts of his base salary that are deferred under any other agreement or arrangement with the Company.

        2.2. Termination. For the purposes of this Agreement, Termination shall occur under the following circumstances:

               (a) Disability. If the Company in good faith, after considering all relevant medical evidence, establishes that the Executive has incurred a Disability (as defined below) during his term of employment, such party may give the Executive notice of their intention to terminate the Executive's employment with the Company.

                      "Disability" shall mean the Executive's failure to perform his duties to the Company for a total of 16 consecutive weeks during any 12- month period as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld, delayed or conditioned unreasonably)

               (b) Good Reason. The Executive may terminate his employment for Good Reason. For the purpose of this Agreement, the Executive shall have "Good Reason" to terminate his employment with the Company in the event of (i) any reduction in the Executive's compensation (including Annual Base Salary, Bonus Compensation and Benefits, but excluding any termination or amendment of Benefits pursuant to a termination or amendment generally of the plan or arrangements relating thereto and excluding discretionary bonuses or similar discretionary payments), without the Executive's consent;


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                      (ii) any material breach by the Company of, or default by
                      it; provided, however, that in the case of any breach or default, the Executive shall provide the Company with written notice of such breach at least 30 days in advance of his intended termination date and a reasonable opportunity and period of time to cure such breach or default (provided, further, however, if the Company cures such breach, the Executive shall not have Good Reason to Terminate his employment with the Company); (iii) any substantial diminution of duties, responsibilities or status, or other imposition by the Company of unreasonable requirements or working conditions on the Executive which are not withdrawn or corrected in all material respects within a 30-day period following notice by the Executive to the Company of such diminution or imposition or, if any of the foregoing arose because of conditions or circumstances outside the control of the Company, such longer period, but not longer than 90 days, as may be reasonably required under the circumstances.

               (c) Without Cause. The Company may terminate the Executive's employment hereunder Without Cause upon 30 days' written notice.

               (d) Mutual Agreement. The Executive's employment may be terminated by Mutual Agreement between the Executive and the Company at any time.


        2.3. Change in Control. For the purposed of this Agreement, a "Change in Control" shall mean any consolidation or merger of the Company with or into another corporation or corporations in which the stockholders of the Company immediately prior to the consolidation or merger do not retain a majority of the voting power of the surviving corporation or a sale of all or substantially all of the assets of the Company

        2.4. Company. For the purposes of this Agreement, the "Company" shall include the Company's "Successors and Assigns" (as hereunder defined)

        2.5 Successors and Assigns. For the purposes of this Agreement, Successors and Assigns" shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company whether by operation of law or otherwise, and any affiliate of such Successors and Assigns.

3.      Payment Upon Termination.

        3.1 Termination. Upon termination of the Executive, for other than Change in Control or Cause, the Company shall pay the Executive or the Executive's beneficiaries or estate or legal representatives in a single payment an amount in cash equal to the Base Amount divided by 12, multiplied by the number of years of service rendered by the Executive since the Company's inception in 1986, including the interrupted period from February 1999 to February 2001.

        3.2 Change in Control. If the Executive is terminated within 18 months after Change in Control has occurred, and has not been subject to termination in accordance with 3.1, the Company shall pay the Executive in a single payment an amount in cash equal to two (2) times the Base Amount.

        3.3 Bonus. Upon termination of the Executive, the Company shall pay the Executive or the Executive's beneficiaries or estate or legal representatives (in the case of termination due to death or disability), a bonus equal to the average of the annual bonuses received by the Executive in the two (2) years prior to the Termination.

        3.4 Benefits. All benefits, not limited to, any medical, dental, retirement, disability, life insurance or arrangements made available by the Company to any of its employees shall be extended to the Executive for the duration covered i.e. one month for each year of service.

        3.5 Date of Payment. The amount provided in section 3.1, 3.2 and 3.3 shall be paid in a single lump sum cash payment within thirty
               (30) days after the effective date of termination.


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4.      Mitigation of Damages. In the event of any termination of the
        Executive's employment, the Executive shall not be required to seek other employment to mitigate damages, and any income earned by the Executive from other employment or self employment shall not be offset against any obligations of the Company to the Executive under this Agreement.

5. Successors; Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the Company, its Successors and Assigns, and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by Executive, his beneficiaries or legal representatives, except by will or by law of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

6. Notice. For the purposes of this Agreement, notices and all other communications shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage paid, by overnight courier or by facsimile, addressed to the respective addresses and facsimile numbers last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the President/CEO of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing.

7. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other program provided by the Company and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program.

8. Settlement of Claims. The Company's obligation to make the payment provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

9. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party.

10. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to the conflict of laws principles thereof.

11. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceablility of any provision shall not affect the validity or enforceability of the provisions hereof.

12. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be original, but all of which together will constitute one and the same Agreement.

13. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

14. No Inconsistent Action. The parties hereto shall not voluntarily undertake or fail to undertake any action or course of action inconsistent with the provisions or essential intent of this Agreement. Furthermore, it is the intent of the parties hereto to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement.


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        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive as of the date and year first above written.

                                            EXECUTIVE:

                                            By:
                                               ---------------------------------
                                               Jacob Inbar


                                            AML COMMUNICATIONS, INC.
                                            A Delaware Corporation

                                            By:
                                               ---------------------------------
                                                        Rick Flatow
                                                Chairman, Compensation Committee